Exhibit 10.19
FORM OF INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of [●], 2021, between IsoPlexis Corporation, a Delaware corporation (the “Company”), and [●] (“Indemnitee”).
WITNESSETH THAT:
WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance and/or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) and the Amended and Restated By-laws of the Company the (“Restated By-laws”) require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Restated Certificate, the Restated By-laws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;
WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;
WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;
WHEREAS, the Board has determined that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Restated Certificate, the Restated By-laws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; [and]
WHEREAS, Indemnitee does not regard the protection available under the Company’s Restated Certificate, Restated By-laws and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified[; and
WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by [●] which Indemnitee and [●] intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board]1.
NOW, THEREFORE, in consideration of Indemnitee’s services as a director or officer of the Company, the parties hereto agree as follows:
1.    Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof.
(a)    Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of Indemnitee’s Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company (which is the subject of Section 1(b) hereof) or a Proceeding instituted by Indemnitee pursuant to Section 7 hereof to enforce Indemnitee’s rights under this Agreement (including Indemnitee’s right to be reimbursed in certain Expenses (as hereinafter defined) related thereto, which is the subject of Section 7(d) hereof). Pursuant to this Section 1(a), Indemnitee shall be indemnified by the Company, to the fullest extent permitted by applicable law, against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful (provided that, to the extent that a change in applicable law permits the Company to provide greater indemnification than would be afforded currently under the Restated Certificate, Restated By-laws and this Section 1(a), Indemnitee shall enjoy by this Section 1(a) the greater benefits so afforded by such change).
1 Note to Draft: To be included if applicable for the relevant Indemnitee.

(b)    Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified by the Company, to the fullest extent permitted by applicable law, against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made under this Section 1(b) in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding the foregoing, to the extent that a change in applicable law permits the Company to provide greater indemnification than would be afforded currently under the Restated Certificate, Restated By-laws and this Section 1(b), Indemnitee shall enjoy by this Section 1(b) the greater benefits so afforded by such change.
(c)    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement to the contrary, including in circumstances where indemnification is not available under Section 1(a) or 1(b) hereof, as the case may be, and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the fullest extent permitted by applicable law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
2.    Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.
3.    Contribution.
(a)    Whether or not the indemnification provided in Sections 1 and 2 hereof is available to Indemnitee, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
(b)    Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
(c)    The Company hereby agrees to indemnify and hold Indemnitee harmless, to the fullest extent permitted by applicable law, from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.
(d)    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
4.    Indemnification for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, is made (or asked) to respond to discovery requests, or receives a subpoena or similar order, in each case, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith and in a manner set forth in this Agreement.
5.    Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, without regard to Indemnitee’s ultimate entitlement to indemnification, and such advancement of Expenses shall continue until such time (if any) as there is a final non-appealable judicial determination by a court of competent jurisdiction that Indemnitee is not entitled to indemnification against such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay such Expenses, or the applicable portion thereof, advanced if it shall ultimately be determined by a court of competent jurisdiction pursuant to a final non-appealable judicial determination that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free and made without regard to Indemnitee’s financial ability to repay such Expenses.
6.    Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are at least as favorable as may be permitted under the Restated Charter, the Restated By-laws, the DGCL and public policy of the State of Delaware, in each case as may hereafter be changed, to the extent such change permits the Company to provide greater indemnification than is afforded currently under this Agreement. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:
(a)    To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.
(b)    Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto, if required by applicable law, shall be made in the specific case by one of the following methods: (i) if a Change in Control (as hereinafter defined) shall not have occurred, (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (B) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined) in a written opinion to the Disinterested Directors, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board, by the stockholders of the Company or (ii) if a Change in Control shall have occurred, (A) by Independent Counsel in a written opinion to the Disinterested Directors, a copy of which shall be delivered to Indemnitee, or (B) if Indemnitee so directs and the Disinterested Directors so accept, by a majority vote of Disinterested Directors or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum (the party making such determination, the “Determining Party”). For purposes hereof, the “Disinterested Directors” are those members of the Board who are not parties to the Proceeding in respect of which indemnification is sought by Indemnitee.
(c)    If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, Independent Counsel shall be selected as provided in this Section 6(c) and the selecting party shall promptly provide written notice of such selection to the other party hereto. If a Change in Control shall not have occurred, Independent Counsel shall be selected by the Disinterested Directors. If a Change in Control shall have occurred, Independent Counsel shall be selected by Indemnitee. In either event, within ten (10) days after receipt of written notice from the applicable selecting party of the selection of Independent Counsel, the other party may deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, (i) the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit and (ii) the selecting party may select a new Independent Counsel and the other party shall have an additional ten (10) days after receipt of written notice of such selection to object. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.
(d)    In making a determination with respect to entitlement to indemnification hereunder, the Determining Party shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(e)    Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, to not have had a reasonable cause to believe such Indemnitee’s conduct was unlawful for purposes of indemnification under this Agreement if Indemnitee’s actions are based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the directors, officers, agents or employees of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, Indemnitee did not have a reasonable cause to believe such Indemnitee’s conduct was unlawful. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(f)    If the Determining Party shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Determining Party in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.
(g)    Indemnitee shall cooperate with the Determining Party, including providing to the Determining Party upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Determining Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(h)    In addition, Indemnitee shall reasonably cooperate with the Company in connection with the applicable Proceeding, including providing the Company with such information as may be reasonably appropriate in connection therewith.
(i)    The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
(j)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent,

shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
7.    Remedies of Indemnitee.
(a)    In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 or Section 7(d) of this Agreement, (iii) no determination of entitlement to indemnification shall have been timely made pursuant to Section 6(b) of this Agreement, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware of Indemnitee’s entitlement to such indemnification or advancement, as applicable. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.
(b)    In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b) of this Agreement.
(c)    If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)    In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on Indemnitee’s behalf, in advance, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery. The Company shall, within thirty (30) days after receipt by the Company of a written request therefor from Indemnitee, advance such Expenses to Indemnitee pursuant to comparable procedures as those set forth in Section 5 hereof with respect to advancement of Expenses therein. In the event it is determined that Indemnitee is not entitled to payment of such Expenses then Indemnitee shall return such amounts advanced.
(e)    The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be. In the event it is determined that Indemnitee is not entitled to payment of such Expenses then Indemnitee shall return such amounts advanced.
(f)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding with respect to which indemnification is sought.
8.    Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.
(a)    The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Restated Certificate, the Restated By-laws, any agreement, a vote of stockholders, a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Restated Certificate, the Restated By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
(c)    [The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [●] and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), and (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the Restated Certificate or the Restated By-laws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 8(c).]2
(d)    [Except as provided in paragraph (c) above, in][In] the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee [(other than against the Fund Indemnitors)], who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(e)    [Except as provided in paragraph (c) above, the][The] Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
(f)    [Except as provided in paragraph (c) above, the][The] Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at
2 Note to Draft: To be included if applicable for the relevant Indemnitee.

the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
9.    Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:
(a)    for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision[, provided, that the foregoing shall not affect the rights of Indemnitee or the Fund Indemnitors set forth in Section 8(c) above]; or
(b)    for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or
(c)    in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; or
(d)    if prohibited by applicable law.
10.    Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.
11.    Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.
12.    Enforcement.
(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.
(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
(c)    The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.
13.    Definitions. For purposes of this Agreement:
(a)    “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, (A) individuals who at the beginning of such period constitute the Board and (B) any new director whose appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (other than, in the case of this clause (B), individuals that are initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board), cease for any reason to constitute a majority of the Board, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.
(b)    “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.
(c)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(d)    “Enterprise” means the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.
(e)    “Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(f)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(g)    “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which

Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or of any inaction on his part while acting in his or her Corporate Status; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.
(h)    “Voting Securities” means any securities which vote generally in the election of directors.
14.    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to either Indemnitee or Appointing Stockholder shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee and Appointing Stockholder indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.
15.    Modification and Waiver. Except as provided by Section 1, Section 6 and Section 8(a) hereof with respect to changes in applicable law that broaden the rights of Indemnitee to be indemnified by the Company, no supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
16.    Notice By Indemnitee.
(a)    Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.
(b)    Subject to the provisions of the last sentence of this Section 16(b), the Company shall have the right to defend Indemnitee in any Proceeding (other than a criminal Proceeding or any other Proceeding in which Indemnitee may be subject to non-monetary damages or punishments) which may give rise to the payment of Expenses hereunder; provided, however that the Company shall notify Indemnitee of any such decision to defend within fifteen calendar days of receipt of notice of any such Proceeding under Section 16(a). The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 16(b) shall not apply to a Proceeding brought by Indemnitee under Section 7(d). The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) without the prior written consent of the Company.
17.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:
(a)    To Indemnitee at the address set forth below Indemnitee’s signature hereto.
(b)    To the Company at:
IsoPlexis Corporation
35 NE Industrial Rd.
Branford, CT 06405
Attention: Sean Mackay, Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
18.    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
19.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
20.    Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the

State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint irrevocably, to the extent such party is not otherwise subject to service of process in the State of Delaware, Corporation Service Company as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ISOPLEXIS CORPORATION

By:
	Name:	Sean Mackay
	Title:	Chief Executive Officer & President

INDEMNITEE

Name:

Address:

18